Exhibit 99.1

Riley Permian Reports Fiscal Third Quarter 2021 Financial and Operating Results

OKLAHOMA CITY, August 12, 2021 -- Riley Exploration Permian, Inc. (NYSE American: REPX) ("Riley Permian" or the "Company"), today reported financial and operational results for the fiscal third quarter ended June 30, 2021.

HIGHLIGHTS
•
Increased total net equivalent production by 35% to 9.1 MBoe/d for the three months ended June 30, 2021, as compared to the same period in 2020, or by 10% quarter-over-quarter compared to fiscal second quarter 2021

•	Generated cash flow from continuing operations of $58.8 million for the nine months ended June 30, 2021

•	Reported a net loss of $21.5 million for the three months ended June 30, 2021, with Income from Operations of $19.3 million for the same period

•	Reduced Cash Costs(1) per Boe by 7% quarter-over-quarter; realized a Cash Margin(1) of $35.11/Boe before derivative settlements or $25.80/Boe after derivative settlements

•	Total cash capital expenditures before acquisitions of $40.1 million for the nine months ended June 30, 2021, which corresponds to 61% of Adjusted EBITDAX(1)

•	Generated Free Cash Flow(1) of $18.8 million for the nine months ended June 30, 2021

•
Completed $47 million net capital raise in July 2021 with issuance of 1.67 million shares: secured funding for acceleration of Enhanced Oil Recovery (“EOR”) program and increased estimated trading float by 77%

•	Exited the third quarter with $6.9 million in cash and $97.5 million drawn on our credit facility; subsequently reduced credit facility borrowings to $62 million in July 2021

•	Paid cash common dividends of $0.28 per share or $5.0 million in total on May 7, 2021

•
Announced latest dividend, subsequent to the fiscal third quarter, of $0.28 per share or $5.5 million in total, which was paid August 6, 2021; current dividend(2) implies a 5.8% annualized yield based on the August 6, 2021 closing price of $19.27 per share

Commenting on the fiscal third quarter performance, Bobby Riley, Chairman and CEO, said, “Riley Permian continued to perform well in the fiscal third quarterly both operationally and financially. We currently remain on track to achieve our best fiscal year performance in history across numerous operational and financial performance metrics. We were pleased to have completed a material capital raise during July 2021, which is notable given challenges in capital markets for smaller, exploration & production companies. We appreciate the support of investors who participated in the raise and for the support to accelerate our EOR program development, which has already begun. Finally, we were pleased to have paid last week our most recent dividend, continuing a standard of rewarding our shareholders through direct return of capital.”

(1)	Non-GAAP financial measure, which is defined and reconciled below.
(2)	Future dividends subject to approval by the board of directors.

Selected Operating and Financial Data

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Select Financial Data (in thousands):
Oil and natural gas sales, net	$41,549	$4,969	$100,622	$57,824
Net Income (Loss)	(21,501)	(27,984)	(81,320)	40,228
Adjusted EBITDAX(1)	$22,533	$14,602	$65,433	$54,130

Production Data, net (in thousands):
Oil (MBbls)	612	487	1,702	1,564
Natural gas (MMcf)	732	400	1,795	1,162
Natural gas liquids (MBbls)	94	61	272	181
Total (MBoe)(2)	828	615	2,273	1,939

Daily combined volumes (BOE/d)(2)(3)	9,100	6,757	8,325	7,077
Daily oil volumes (BO/d)(3)	6,726	5,350	6,234	5,706

Average Prices:(2)(4)
Oil ($ per Bbl)	$64.55	$12.63	$54.29	$38.08
Natural gas ($ per Mcf)	1.31	(1.85)	3.12	(0.87)
Natural gas liquids ($ per Bbl)	11.57	(7.31)	9.70	(3.94)
Combined ($ per BOE), before derivative settlements	$50.18	$8.08	$44.28	$29.82

Oil, including derivative settlements ($ per Bbl)	$51.84	$42.76	$51.16	$50.98
Natural gas, including derivative settlements ($ per MMbtu)	1.39	(1.85)	3.22	(0.87)
Natural gas liquids, including derivative settlements ($ per Bbl)(5)	11.57	(7.31)	9.70	(3.94)
Average price, including derivative settlements ($ per BOE)	$40.86	$31.95	$42.02	$40.22

Cash Costs per BOE	$15.07	$10.31	$14.79	$14.61
Cash Margin per BOE, before derivative settlements	$35.11	$(2.23)	$29.49	$15.21
Cash Margin per BOE, after derivative settlements	$25.80	$21.62	$27.23	$25.61

(1)	Non-GAAP financial measure, which is defined and reconciled below.
(2)
One BOE is equal to six Mcf of natural gas or one Bbl of oil or NGL based on the approximate energy equivalency. This is an energy content correlation and does not reflect value or price relationship between the commodities.

(3)
For the three months ended June 30, 2021 and 2020, respectively average net sales (BOE/d) was derived by dividing the total MBoe by 91 days.  For the nine months ended June 30, 2021 and 2020, respectively, average net sales (BOE/d) was derived by dividing the total MBoe by 273 days and 274 days.

(4)
Average prices shown in table reflect prices both before and after the effects of REPX’s settlements of our commodity derivative contracts. REPX’s calculation of such effects includes both gains or losses on cash settlements for commodity derivatives. The impact of these cash settlements are included in other income and expense on the Company’s Statement of Operations.

(5)
The Company uses commodity based derivative contracts to reduce exposure to fluctuations in crude oil and natural gas prices. As of June 30, 2021, the Company was not engaged in any natural gas liquids derivative contracts.

OPERATIONS UPDATE
Riley Permian brought online 7 gross (4.8 net) horizontal wells and drilled 1 gross (1 net) vertical injection well during the fiscal third quarter of 2021. Fiscal third-quarter oil production averaged 6.7 MBbls per day and total equivalent production averaged 9.1 MBoe per day, in line with our budgeted guidance previously disclosed.

The Company has accelerated development of its EOR project, which will now include 12 vertical injection wells in our 960-acre project area. The drilling rig for the vertical injection wells has been contracted and is scheduled to arrive during September 2021. The Company will conduct drilling, casing and logging operations on the injection wells through end of calendar year 2021. Water and gas line infrastructure has been ordered, and we anticipate installation during the calendar fourth quarter of 2021 and calendar first quarter of 2022. The physical infrastructure connection to the CO2 pipeline source, commonly called a tap, has a turnaround time of six to nine months due to the specialty nature of the product and supply chain constraints. Based on current estimates, we anticipate initiating water injection for the project during the calendar second quarter of 2022, which will continue for several months, such that the slower timing of the CO2 tap may not impact our planned development schedule. After the reservoir is sufficiently re-pressurized and the CO2 tap has been installed, we plan to initiate a combination of CO2 and water injection.

With regard to choice of CO2 and procurement, the EOR project will begin using natural CO2 given ease of availability, reliability and price. The Company is currently finalizing customary agreements with a reputable counterparty for both supply of CO2 product and for the CO2 tap connection. We maintain the optionality to potentially switch to using anthropogenic CO2 with this or subsequent project areas as sources become available at attractive economics. With the CO2 tap installed, Riley Permian will have access to a wider network of CO2 pipelines, creating flexibility for sourcing CO2, including the anthropogenic potential.

The Company continues to investigate numerous anthropogenic source possibilities in conjunction with carbon capture, utilization and sequestration (“CCUS”) efforts, including ongoing discussions with several counterparties.  At the same time, we are monitoring potential changes to federal tax incentives and other regulations currently being discussed at the national and Texas state levels. We continue to believe that a possible CCUS project, with Riley Permian participating as a developer, has the potential to be an attractive opportunity by itself, as well as a synergistic opportunity with our core upstream business.

FINANCIALS UPDATE
The Company reported a Net Loss of $21.5 million and $81.3 million and Operating Income of $19.3 million and $33.0 million for the three months and nine months ended June 30, 2021, respectively. The Company generated Adjusted EBITDAX(1) and Adjusted Net Income(1) of $22.5 million and $7.6 million for the three months ended June 30, 2021, with Adjusted EBITDAX(1) of $65.4 million for the nine ended June 30, 2021, respectively.

Fiscal third quarter 2021 average realized prices, before derivative settlements were $64.55 per barrel of oil, $1.31 per Mcf of natural gas and $11.57 per barrel of natural gas liquids, resulting in a total equivalent price, before derivative settlements, of $50.18 per Boe.

Adjusted for derivative settlements, total equivalent price was $40.86 per Boe, corresponding to realized derivative losses of $9.31 per Boe or $7.7 million. The Company also incurred $27.7 million of unrealized derivative losses during the fiscal third quarter, which contributed to the Net Loss. By comparison, Riley Permian had $26.9 million of realized derivative gains and $7.0 million of unrealized derivative gains during fiscal 2020. The Company recognizes the inherent volatility of commodity prices and believes a regular hedging practice reduces fluctuations in its operating cash flows, leading to more efficient management of development activities and the overall business.

Riley Permian's total Cash Costs(1) for the fiscal third quarter of 2021 were $15.07 per Boe, representing a decrease of $1.11 per Boe or 7% compared to the fiscal second quarter. Third quarter Cash Costs(1) included lease operating expense (“LOE”) of $6.95 per Boe (which include ad valorem expenses), cash G&A expenses of $4.25 per Boe (excluding share-based and unit-based compensation expense, shown after the effect of gross profit from contract services derived from management services agreements), production taxes of $2.45 per Boe and interest expense of $1.41 per Boe.

(1)	Non-GAAP financial measure, which is defined and reconciled below.

The Company realized a fiscal third quarter Cash Margin(1) of $35.11/Boe before derivative settlements or $25.80/Boe after derivative settlements.

The Company invested $21.8 million in drilling & completions capital expenditures during the fiscal third quarter, or $38.9 million fiscal 2021 year-to-date. Including additions to other property & equipment, the Company invested $40.1 million in total capital expenditures before acquisitions year-to-date for fiscal 2021.

During the fiscal third quarter the Company paid cash common dividends of $0.28 per share or $5.0 million in total. Subsequent to the fiscal third quarter, during August 2021, the Company paid cash common dividends of $0.28 per share or $5.5 million in total.

As of June 30, 2021 Riley Permian had $6.9 million in cash and $97.5 million drawn on our credit facility. Subsequently, in July 2021, the Company completed a public capital raise resulting in approximately $47 million of net proceeds. As of August 6, 2021, the Company had $6.8 million in cash (after funding the August dividend), $62.0 million drawn on our credit facility, with $73.0 million of availability for future borrowing under the facility and approximately $80 million of total liquidity.

FISCAL FOURTH QUARTER 2021 OUTLOOK AND GUIDANCE
Based on current market conditions, the Company forecasts fiscal fourth quarter 2021 capital expenditures before acquisitions to total approximately $20 million to $26 million. Following the successful capital raise in July 2021, the Company accelerated the development of its EOR program with estimated fiscal fourth quarter 2021 capital expenditures before acquisitions related to drilling vertical injection wells, purchase of water and gas line infrastructure, and purchase of the CO2 connection equipment. Separately, certain drilling & completions capital expenditures are now forecasted to be invested during the fiscal fourth quarter 2021.

Riley Permian forecasts fiscal fourth quarter 2021 oil production to average 6.6 MBbls per day to 7.2 MBbls per day, with total equivalent production to average 8.7 MBoe per day to 9.6 MBoe per day. The Company forecasts full-year fiscal 2021 oil production to average 6.3 MBbls per day to 6.5 MBbls per day, with total equivalent production to average 8.4 MBoe per day to 8.6 MBoe per day.

The Company forecasts fourth fiscal quarter of 2021 LOE of approximately $6.90 to $7.80  per Boe (which include ad valorem taxes); cash G&A expenses of approximately $2.80 to $3.40 per Boe (excluding share-based and unit-based compensation expense, shown after the effect of gross profit from contract services derived from management services agreements), production taxes of approximately $2.50 to $2.80 per Boe, and interest expense of approximately $0.80 to 1.00 per Boe.

CONFERENCE CALL
Riley Permian management will host a conference call for investors and analysts on August 13, 2021 at 8:00 a.m. CT to discuss the Company's results. Interested parties are invited to participate by calling:
•	U.S./Canada Toll Free, (844) 965-3268
•	International, +1 (639) 491-2298
•	Conference ID number 4234539

An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). A replay of the call will be available until August 27, 2021 by calling:
•	U.S./Canada Toll Free, (800) 585-8367
•	International, +1 (416) 621-4642
•	Conference ID number 4234539

About Riley Exploration Permian, Inc.
Riley Permian is an independent oil and natural gas company focused on steadily growing its reserves, production and cash flow per share through the acquisition, exploration, development and production of oil, natural gas, and natural gas liquids in the Permian Basin. For more information please visit www.rileypermian.com.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of federal securities laws. All statements, other than historical facts, that address activities that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including the current adverse industry and macroeconomic conditions, commodity price volatility, production levels, the impact of the recent presidential and congressional elections on energy and environmental policies and regulations, any other potential regulatory actions (including those that may impose production limits in the Permian Basin), the impact and duration of the ongoing COVID-19 pandemic, acquisitions and sales of assets, future dividends, production, drilling and capital expenditure plans, need for financing, competitive position, growth potential, severe weather conditions (including the impact of the recent severe winter storms on production volumes), impact of impairment charges, price and availability of CO2, and effects of hedging arrangements. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of the Company.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the risk that the Company may reduce, suspend or totally eliminate dividend payments in the future, whether variable or fixed, due to insufficient liquidity or other factors, potential adverse reactions or changes to the business or operations of the Company resulting from the recently completed merger, including the Company’s future financial condition, results of operations, strategy and plans; changes in capital markets and the ability of the Company to finance operations in the manner expected; the risk that the Company’s EOR and CCUS projects may not perform as expected or produce the anticipated benefits; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the consummation of the merger.

Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequently filed Quarterly Reports on Form 10-Q, as well as in the Registration Statement on Form S-4 filed by the Company with the SEC and declared effective by the SEC on February 2, 2021, each of which is on file with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.

The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Source: Riley Exploration Permian, Inc.

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2021	September 30, 2020
	(In thousands, except share amounts)
Assets
Current Assets:
Cash and cash equivalents	$6,894	$1,660
Accounts receivable	15,673	10,128
Accounts receivable – related parties	1,995	55
Prepaid expenses and other current assets	2,460	1,752
Current derivative assets	226	18,819
Total Current Assets	27,248	32,414
Oil and natural gas properties, net (successful efforts)	328,882	310,726
Other property and equipment, net	2,761	1,801
Non-current derivative assets	107	3,102
Other non-current assets, net	3,828	2,949
Total Assets	$362,826	$350,992
Liabilities, Series A Preferred Units, and Members'/Shareholders' Equity
Current Liabilities:
Accounts payable	$8,735	$4,739
Income taxes payable	140	—
Accrued liabilities	17,148	8,746
Revenue payable	7,438	4,432
Advances from joint interest owners	266	254
Current derivative liabilities	36,251	—
Other current liabilities	544	392
Total Current Liabilities	70,522	18,563
Non-current derivative liabilities	11,236	—
Asset retirement obligations	2,337	2,268
Revolving credit facility	97,500	101,000
Deferred tax liabilities	16,570	1,834
Other non-current liabilities	33	418
Total Liabilities	198,198	124,083
Series A Preferred Units	—	60,292
Commitments and Contingencies
Members' Equity	—	166,617
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares designated; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 18,021,521 and 0 shares issued and outstanding at June 30, 2021 and September 30, 2020, respectively	18	—
Additional paid-in capital	223,918	—
Accumulated deficit	(59,308)	—
Total Shareholders' Equity	164,628	—
Total Liabilities, Series A Preferred Units, and Members'/Shareholders' Equity	$362,826	$350,992

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
	(In thousands, except per share/unit amounts)
Revenues:
Oil and natural gas sales, net	$41,549	$4,969	$100,622	$57,824
Contract services – related parties	600	1,050	1,800	3,150
Total Revenues	42,149	6,019	102,422	60,974
Costs and Expenses:
Lease operating expenses	5,754	3,760	17,323	15,517
Production taxes	2,029	293	5,027	2,808
Exploration costs	2,785	6,757	8,682	9,231
Depletion, depreciation, amortization and accretion	7,082	5,028	19,323	16,020
General and administrative:
Administrative costs	4,030	1,936	9,176	8,669
Unit-based compensation expense	—	291	689	650
Share-based compensation expense	779	—	5,353	—
Cost of contract services - related parties	91	97	330	403
Transaction costs	321	15	3,534	42
Total Costs and Expenses	22,871	18,177	69,437	53,340
Income (Loss) From Operations	19,278	(12,158)	32,985	7,634
Other Income (Expense):
Interest expense	(1,171)	(1,302)	(3,571)	(4,086)
Gain (loss) on derivatives	(35,396)	(14,205)	(74,208)	36,999
Total Other Income (Expense)	(36,567)	(15,507)	(77,779)	32,913
Net Income (Loss) From Continuing Operations Before Income Taxes	(17,289)	(27,665)	(44,794)	40,547
Income tax expense	(3,245)	(319)	(16,953)	(319)
Net Income (Loss) From Continuing Operations	(20,534)	(27,984)	(61,747)	40,228

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - (Continued)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
	(In thousands, except per share/unit amounts)
Discontinued Operations:
Loss from discontinued operations	(882)	—	(19,513)	—
Income tax benefit on discontinued operations	(85)	—	(60)	—
Loss on discontinued operations	(967)	—	(19,573)	—
Net Income (Loss)	(21,501)	(27,984)	(81,320)	40,228
Dividends on preferred units	—	(890)	(1,491)	(2,631)
Net Income (Loss) Attributable to Common Shareholders/Unitholders	$(21,501)	$(28,874)	$(82,811)	$37,597
Net Income (Loss) per Share/Unit from Continuing Operations:
Basic	$(1.15)	$(2.32)	$(4.25)	$3.02
Diluted	$(1.15)	$(2.32)	$(4.25)	$2.43
Net Loss per Share/Unit from Discontinued Operations:
Basic	$(0.05)	$—	$(1.32)	$—
Diluted	$(0.05)	$—	$(1.32)	$—
Net Income (Loss) per Share/Unit:
Basic	$(1.20)	$(2.32)	$(5.57)	$3.02
Diluted	$(1.20)	$(2.32)	$(5.57)	$2.43
Weighted Average Common Share/Units Outstanding:
Basic	17,786	12,469	14,872	12,454
Diluted	17,786	12,469	14,872	16,571

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Nine Months Ended June 30,
	2021	2020
	(In thousands)
Cash Flows from Operating Activities:
Net income (loss)	$(81,320)	$40,228
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	19,573	—
Oil and gas lease expirations	8,615	7,288
Depletion, depreciation, amortization and accretion	19,323	16,020
(Gain) Loss on derivatives	74,208	(36,999)
Settlements on derivative contracts	(5,133)	20,161
Amortization of deferred financing costs	483	484
Unit-based compensation expense	689	650
Share-based compensation expense	5,353	—
Deferred income tax expense	17,185	319
Changes in operating assets and liabilities:
Accounts receivable	(5,545)	5,643
Accounts receivable – related parties	(1,940)	159
Prepaid expenses and other current assets	(534)	(424)
Other non-current assets	—	82
Other liabilities	(6)	—
Accounts payable and accrued liabilities	5,042	(2,784)
Income taxes payable	(170)	—
Revenue payable	3,006	(1,199)
Advances from joint interest owners	12	(119)
Net Cash Provided By Operating Activities - Continuing Operations	58,841	49,509
Cash Flows From Investing Activities:
Additions to oil and natural gas properties	(38,882)	(41,228)
Acquisition of oil and natural gas properties	(171)	(4,806)
Additions to other property and equipment	(1,172)	(168)
Tengasco acquired cash	859	—
Net Cash Used In Investing Activities - Continuing Operations	(39,366)	(46,202)
Cash Flows From Financing Activities:
Deferred financing costs	(135)	(293)
Proceeds from revolving credit facility	5,500	14,000
Repayment under revolving credit facility	(9,000)	(7,000)
Payment of common share/unit dividends	(12,834)	(12,500)
Payment of preferred unit dividends	(1,491)	—
Purchase of common units under long-term incentive plan	(191)	(322)
Net Cash Used In Financing Activities - Continuing Operations	(18,151)	(6,115)
Net Increase (Decrease) in Cash and Cash Equivalents from Continuing Operations	1,324	(2,808)

RILEY EXPLORATION PERMIAN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS – (Continued)
(Unaudited)

	Nine Months Ended June 30,
	2021	2020
	(In thousands)
Cash Flows from Discontinued Operations:
Operating activities	18	—
Investing activities	3,892	—
Net Increase in Cash and Cash Equivalents from Discontinued Operations	3,910	—
Net Increase (Decrease) in Cash and Cash Equivalents	5,234	(2,808)
Cash and Cash Equivalents, Beginning of Period	1,660	3,726
Cash and Cash Equivalents, End of Period	$6,894	$918
Supplemental Disclosure of Cash Flow Information
Cash Paid For:
Interest	$2,864	$3,129

RILEY EXPLORATION PERMIAN, INC.
Definition of Non-GAAP Financial Measures as Calculated by the Company (Unaudited)

The non-GAAP financial measures of Adjusted Net Income, Adjusted EBITDAX, Cash G&A, Cash Costs and Cash Margin, and Free Cash Flow as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted Net Income, Adjusted EBITDAX, Cash G&A, Cash Costs and Cash Margin, and Free Cash Flow are presented herein and reconciled from their respective GAAP measures because of its wide acceptance by the investment community as financial indicators.

I.
Adjusted Net Income: We define “Adjusted Net Income” as Net Loss plus, when applicable, unrealized loss on derivative contracts; impairment expense; transaction costs; the loss of discontinued operations; income tax expense related to a change in tax status; and the associated changes in estimated income tax.

Our Adjusted Net Income measure provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

II.
Adjusted EBITDAX: The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

Riley Permian defines “Adjusted EBITDAX” as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion, or DD&A, impairment expense, provision for the carrying value of assets, loss on discontinued operations, exploration expenses, unrealized loss (gain) commodity derivative contracts, premiums paid for derivatives that settled during the period, unit-based and share-based compensation expense, amortization of debt discount and debt issuance costs included in interest expense, interest expense, income taxes, transaction costs and restructuring costs.

We believe Adjusted EBITDAX is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within Riley Permian’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX.

III.
Cash G&A: Cash G&A is defined as general and administrative expense less share-based and unit-based compensation and contract services–related parties revenue plus cost of contract services–related parties.

IV.
Cash Costs and Cash Margin: Cash Costs is a non-GAAP financial measure that we use as an indicator of our total cash-based cost of production and operations. We define “Cash Costs” as lease operating expenses plus production taxes, cash G&A, and interest expense. Management believes that Cash Costs is an important financial measure for use in evaluating the Company’s operating and financial performance. Cash Costs should be considered in addition to, rather than as a substitute for, Total Costs and Expenses.

Cash Margin per BOE is a non-GAAP financial measure that we use to evaluate our operating performance on a per BOE basis. We define Cash Margin per BOE as average realized price (before derivative settlements) per BOE less cash costs per BOE.

V.
Free Cash Flow: Free Cash Flow is a measure that we use as an indicator of our ability to fund our development activities and generate excess cash for other corporate purposes. We define Free Cash Flow as Cash Flow from Continuing Operations, less capital expenditures before acquisitions.

Management believes that Free Cash Flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company’s financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

RILEY EXPLORATION PERMIAN, INC.
Calculation of Non-GAAP Measures

Adjusted Net Income

The following table provides a reconciliation of Net Loss to Adjusted Net Income for the periods indicated:

	Three Months Ended June 30, 2021
	Amounts	Amounts per Share
	(In thousands)
Net Loss	$(21,501)	$(1.21)
Loss on discontinued operations	(967)	(0.05)
Unrealized loss on derivatives	27,684	1.56
Transaction costs	321	0.02
Income tax expense adjusted for the above adjustments	(1,163)	(0.07)
Income tax expense	3,245	0.18
Adjusted Net Income	$7,619	$0.43
Weighted average common shares outstanding:
Basic	17,786
Diluted	17,786

Adjusted EBITDAX

The following table provides a reconciliation from the GAAP measure of Net Income (Loss) to Adjusted EBITDAX.

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
	(In thousands)
Net Income (Loss)	$(21,501)	$(27,984)	$(81,320)	$40,228
Loss on discontinued operations	967	—	19,573	—
Exploration expense	2,785	6,757	8,682	9,231
Depletion, depreciation, amortization and accretion	7,082	5,028	19,323	16,020
Unit-based compensation expense	—	291	689	650
Share-based compensation expense	779	—	5,353	—
Interest expense	1,171	1,302	3,571	4,086
Unrealized (gain)/loss on derivatives	27,684	28,874	69,075	(16,838)
Income tax expense	3,245	319	16,953	319
Transaction costs	321	15	3,534	42
Restructuring costs	—	—	—	392
Adjusted EBITDAX	$22,533	$14,602	$65,433	$54,130

Cash G&A:

The following table provides a calculation for Cash G&A for the periods indicated:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
	(In thousands)
Administrative costs	$4,030	$1,936	$9,176	$8,669
Plus: Costs of contract services - related parties	91	97	330	403
Less: Contract services revenues - related parties	600	1,050	1,800	3,150
Total Cash G&A	$3,521	$983	$7,706	$5,922

Cash Costs and Cash Margin per BOE:

The following table provides a calculation for Cash Costs and Cash Margin per BOE for the periods indicated:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
	(In thousands, except per BOE)
Cash Costs:
Lease Operating Expenses	$5,754	$3,760	$17,323	$15,517
Production Taxes	2,029	293	5,027	2,808
Cash G&A(1)	3,521	983	7,706	5,922
Interest Expense	1,171	1,302	3,571	4,086
Total Cash Costs	$12,475	$6,338	$33,627	$28,333

Total Production (MBoe)(2)(3)	828	615	2,273	1,939

Cash Margin (per BOE):
Average Realized Price, before derivative settlements	$50.18	$8.08	$44.28	$29.82
Less:
Lease Operating Expenses	6.95	6.11	7.62	8.00
Production Taxes	2.45	0.48	2.21	1.45
Cash G&A	4.25	1.60	3.39	3.05
Interest Expense	1.42	2.12	1.57	2.11
Total Cash Costs (per BOE)	$15.07	$10.31	$14.79	$14.61
Cash Margin per BOE, before derivative settlements	$35.11	$(2.23)	$29.49	$15.21

Realized gain (loss) on derivatives per BOE	$(9.31)	$23.85	$(2.26)	$10.40
Cash Margin per BOE, after derivative settlements	$25.80	$21.62	$27.23	$25.61

(1)	A non-GAAP financial measure which is reconciled above.
(2)	Represents reported sales volumes.
(3)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (BOE).

Free Cash Flow

The following table provides a reconciliation of Cash Flow from Operations - Continuing Operations to Free Cash Flow for the periods indicated:

	Three Months Ended		Nine Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(In thousands)
Cash Flow from Operations - Continuing Operations	$20,695	$13,257	$58,841	$49,509
Additions to Oil & Natural Gas Properties	(21,749)	(7,516)	(38,882)	(41,228)
Additions to Other Properties and Equipment	(792)	(115)	(1,172)	(168)
Free Cash Flow	$(1,846)	$5,626	$18,787	$8,113